
                                                                    Exhibit 3.12

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
DSCB 204 (Rev. 81)                               PLEASE INDICATE (CHECK ONE) TYPE CORPORATION:
  ARTICLES OF INCORPORATION                      [X] DOMESTIC BUSINESS CORPORATION

                                                 [_] DOMESTIC BUSINESS CORPORATION
                                                     A CLOSE CORPORATION - COMPLETE BACK                 FEE
                                                                                                        $75.00
COMMONWEALTH OF PENNSYLVANIA                     [_] DOMESTIC PROFESSIONAL CORPORATION
DEPARTMENT OF STATE - CORPORATION BUREAU             ENTER BOARD LICENSE NO.
308 NORTH OFFICE BUILDING, HARRISBURG, PA 17120
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010 NAME OF CORPORATION (MUST CONTAIN A CORPORATE INDICATOR UNLESS EXEMPT UNDER 15 P.S. 2908 B)
     Crickett, Ltd.
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011 ADDRESS OF REGISTERED OFFICE IN PENNSYLVANIA (P.O. BOX NUMBER NOT ACCEPTABLE)
     154 West High Street
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012 CITY                                           033 COUNTY                013 STATE              064 ZIP CODE
     Red Lion                                       York                      PA                     17356
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050 EXPLAIN THE PURPOSE OR PURPOSES OF THE CORPORATION

Unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law of 1933, Act of 1933, May 5, P.L. 364, under the provisions of which Act this corporation is incorporated.

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
(ATTACH 8 1/2 x 11 SHEET IF NECESSARY)
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The Aggregate Number of Shares. Classes of Shares and Par Value of Shares Which the Corporation Shall Have Authority to Issue:

040 Number and Class of Shares     041 Stated Par Value Per      042 Total Authorized Capital      031 Term of Existence
                                   Share If Any
100,000 shares common                              None                    $ 100,000                     Perpetual
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The Name and Address of Each Incorporator and the Number and Class of Shares Subscribed to by Each Incorporator

060 Name                        061,062                                                          Number & Class of Shares
                                063, 064 Address     (Street, City, State, Zip Code)
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Donald R. Shannon               R.D.#4, Box 131, Red Lion, PA 17356                              1 share cm.
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                                              (ATTACH 8 1/2 x 11 SHEET IF NECESSARY)
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               IN TESTIMONY WHEREOF, THE INCORPORATOR(S) HAS (HAVE) SIGNED AND SEALED THE ARTICLES OF INCORPORATION

               THIS           31st         DAY OF    July    , 1989
                   -----------------------        -----------    --

                                                                                            /s/ Donald R. Shannon
________________________________________                                            ---------------------------------------
                                                                                            Donald R. Shannon
________________________________________                                            _______________________________________

                                                      - FOR OFFICE USE ONLY -
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030 FILED                        002 CODE               003 REV BOX           SEQUENTIAL NO.       100 MICROFILM NUMBER
   /s/ [ILLEGIBLE]                                                                                        8957 219
                                -------------------------------------------------------------------------------------------------
                                 REVIEWED BY            004 SICC              AMOUNT               001 CORPORATION NUMBER
                                -----------------
   AUG 2 1989                    DATE APPROVED                                $                    1519617
                                -------------------------------------------------------------------------------------------------
                                 DATE REJECTED          CERTIFY TO            INPUT BY             LOG IN     LOG IN (REFILE)
                                                        [_] REV.
                                -----------------       [_] L & I            ----------------------------------------------------
Secretary of the Commonwealth    MAILED BY DATE         [_] OTHER              VERIFIED BY         LOG OUT    LOG OUT (REFILE)
     Department of State
Commonwealth of Pennsylvania
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1.   The following provisions shall regulate the status of the corporation as a close corporation:

     (a)  (Strike out (i) or (ii) below, whichever is not applicable.)

          (i) All of the issued shares of the corporation of all classes, exclusive of treasury shares, shall be held of record by not more than ____________________________ persons.
                      (NUMBER NOT TO EXCEED 30)

          (ii) All of the issued shares of the corporation of all classes, exclusive of treasury shares, shall be held of record by not more than the smaller of twenty-five "shareholders" within the meaning of Subchapter S of the Internal Revenue Code of 1954, as amended, or 30 persons.

     (b) All of the issued shares of all classes of the corporation shall be subject to one or more of the restrictions on transfer permitted by section 613.1 of the Business Corporation Law (15 P.S. (S)1613.1).

     (c) The corporation shall make no offering of any of its shares of any class which would constitute a "public offering" within the meaning of the Securities Act of 1933, as amended.

2. (Optional: BCL (S)372B) A person (other than in estate) who is not an "individual" or who is a "non-resident alien," in either case within the meaning of the Internal Revenue Code of 1954, as amended ("Code"), shall not he entitled to be a holder of record of shares of the corporation. Only a person whose consent is currently in effect to the election of the corporation to be treated as an electing small business corporation under Subchapter S of the Code and a shareholder who has not affirmatively refused to consent to the election within sixty days after he acquires his stock, shall be entitled to be a holder of record of shares of the corporation.

3. (Optional: BCL (S)382) The business and affairs of the corporation shall he managed by the shareholders of the corporation rather than by a board of directors.

4. (Optional: BCL (S)376B) The status of the corporation as a "close corporation" within the meaning of the Business Corporation Law shall not he terminated without the affirmative vote or written consent of (all holders of) (shareholders holding ________________________________ of the)
                                         (FRACTION AT LEAST TWO-THIRDS)
     shares of all classes of the corporation.

5.   (Optional: BCL (S)384B) (Any shareholder) (shareholders holding ________ of
                                                                    (FRACTION)
     the shares) of the corporation may apply for the appointment of a provisional director of the corporation in the manner and upon the circumstances provided by statute.

6.   (Optional: BCL (S)386) (Any shareholder) (shareholders holding ________  of
                                                                   (FRACTION)
     the shares) of the corporation shall have the right at will to cause the corporation to be dissolved by proceeding in the manner provided by statute.